Exhibit 99.1

Investor Contact: Mike Mullin, Director Investor Relations (972) 443-6636

Media Contact: Steve Boone, Director Global Communications and Public Affairs, (972) 443-6644

FOR IMMEDIATE RELEASE

Flowserve Announces 2012 Earnings Guidance and 2011 Share Repurchases,

Establishes Policy to Return Capital to Shareholders, and Enhances Corporate

Governance

DALLAS, December 15, 2011 – Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, after a regularly scheduled meeting of its board of directors today, issued 2012 earnings guidance and announced other important corporate matters. Highlights include the following:

•	Expects 2012 EPS of $8.00 to $8.80

•	Establishes Policy to Return 40% to 50% of Two Year Average Net Earnings to Shareholders Annually

•	Completes Over One-Third of Previously Announced $300 Million Share Repurchase Program

•	Replenishes Capacity of Share Repurchase Program Back to Full $300 Million

•	Proposes Elimination of Classified Board Structure

•	Announces 2012 Analyst Day Schedule

Flowserve said it expects 2012 EPS of $8.00 to $8.80. This range assumes current exchange rate levels, which would result in negative currency effects of approximately $0.50 when compared to average 2011 exchange rates due to the strengthening dollar.

Mark Blinn, president and chief executive officer, said, “We expect our solid backlog, strong aftermarket business and proven global operating platform to position us well for improved results in 2012. Our well-established presence in emerging high-growth markets enables us to take advantage of some attractive growth opportunities we see across our end markets and regions as we head into 2012. Our aftermarket strength in Europe, and the significant levels of production exported by the region to the Middle East and North Africa, should also help us to continue operating successfully there despite the uncertain macro-economic environment.”

Blinn added, “The proven cash flow generation capability of our business and the support of our board give us confidence that we can fully fund our capital needs and still deliver value by returning significant cash to our shareholders on an annual basis.”

The company announced that its board has endorsed a policy of annually returning to shareholders 40% to 50% of its running two year average net earnings (including the current and prior years) in the form of quarterly dividends or stock repurchases. While the company intends to adhere to this policy for the foreseeable future, any future returns of cash, whether through any combination of dividends or share repurchases, will be reviewed individually, declared by the board and implemented by management at its discretion, depending on Flowserve’s financial condition, business opportunities at the time, and market conditions.

The company also said it has repurchased approximately 1.1 million shares of its common stock for approximately $109 million during the fourth quarter of 2011 through open market transactions, representing over one third of its previously announced $300 million share repurchase authorization. During 2011, the company has repurchased a total of approximately 1.5 million shares for approximately $150 million.

The company further announced that its board at the meeting today approved the replenishment of its share repurchase authorization, providing the company with the full $300 million in remaining authorized capacity at December 15, 2011.

The company’s 2012 earnings forecast stated earlier assumes ratable share repurchases at appropriate times throughout the year in accordance with the new net earnings return policy, although the company reserves the right to take advantage of market opportunities at its discretion.

The company also reported its board intends to submit a proposal for shareholder approval at the 2012 annual meeting of shareholders to eliminate the classified board structure and to provide for the future annual election of all directors with expiring or newly elected terms.

James O. Rollans, non-executive chairman of the board, said, “We are committed to acting in the best interests of all shareholders, and we believe that eliminating the classified board structure further strengthens Flowserve’s corporate governance.”

The company will hold its annual Analyst Day in New York on February 1, 2012. The event is scheduled to start at 9:00 a.m. (ET) with presentations from Flowserve senior management, including Michael Taff, the company’s newly appointed chief financial officer.

A live audio webcast of the Flowserve Analyst Day presentations, along with the corresponding slides, will be available in the Investor Relations section of the Flowserve website at http://www.flowserve.com. An archived replay of the webcast will also be available following the event at http://www.flowserve.com.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities;

potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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